UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2015
AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-31911	42-1447959
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Indentification No.)

6000 Westown Parkway, West Des Moines, Iowa	50266
(Address of Principal Executive Offices)	(Zip Code)
(515) 221-0002
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
American Equity Investment Life Holding Company held its Annual Meeting of Shareholders on June 4, 2015.  At the Annual Meeting, shareholders considered and voted upon four proposals: (1) to elect a total of four directors to three-year terms; (2) to consider and vote upon the Amended and Restated American Equity Investment Life Holding Company 2014 Independent Agent Restricted Stock and Restricted Stock Unit Plan, (3) to consider and vote upon the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2015; and (4) to consider and vote upon a proposal to approve, on an advisory basis, the compensation of our named executive officers.
The final results of the voting on each proposal were as follows:
1. Election of Directors

Nominee	For	Withheld	Broker Non-Votes
David S. Mulcahy	66,674,153	1,346,833	3,741,757
David J. Noble	61,686,382	6,334,604	3,741,757
A.J. Strickland, III	65,122,231	2,898,755	3,741,757
Harley A. Whitfield, Sr.	64,643,402	3,377,584	3,741,757
Mr. Mulcahy, Mr. Noble, Mr. Strickland and Mr. Whitfield were elected to serve for a term expiring at the 2018 Annual Meeting of Shareholders or until their successors are elected and qualified.
2. Shareholder Vote Upon the Amended and Restated American Equity Investment Life Holding Company 2014 Independent Agent Restricted Stock and Restricted Stock Unit Plan

For	Against	Abstain	Broker Non-Votes
65,075,250	2,797,844	147,890	3,741,759
The Amended and Restated American Equity Investment Life Holding Company 2014 Independent Agent Restricted Stock and Restricted Stock Unit Plan was approved.
3. Ratification of the Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
69,619,850	2,010,382	132,511	—
The appointment of KPMG LLP as our independent auditor for the 2015 fiscal year was ratified.
4. Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
64,713,135	3,114,271	193,577	3,741,760
The shareholders approved, on an advisory basis, the compensation of our named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2015

AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY

By:	/s/ John M. Matovina
Name:	John M. Matovina
Title:	Chief Executive Officer and President